Exhibit 99.1

             Digital Recorders, Inc. CEO's Interview with
                  CEOcast Now Available via Internet

    DALLAS--(BUSINESS WIRE)--xx--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that David L. Turney, the Company's Chairman, Chief Executive Officer and President, was interviewed by CEOcast.com on Wednesday, May 19, 2004.
    Mr. Turney's interview includes commentary regarding the Company's served markets, its growth opportunities through geographic expansion by acquisition, its products and services, and the transit industry in general. Available on the Internet via www.ceocast.com, the interview may be accessed by free registration through close of business Wednesday, May 26, 2004.

    About CEOcast

    CEOcast is the premier source of original and syndicated streaming broadcast interviews of chief executive officers at public and private news-making companies. Organized by industry, its analysts average over 15 years' experience covering and evaluating Wall Street's leading companies. CEOcast's programming is distributed to millions of on-line investors at more than 700 financial Web sites, as well as to more than 20,000 portfolio managers, buy-side analysts, and traders at more than 3,300 North American institutions. Content also is disseminated to more than 7,000 investment research professionals representing more than 425 institutions. All content is copyrighted.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. It is important to note the Company's actual results could differ materially from those contemplated in the Company's forward-looking statements as a result of various factors. Among other factors, the Company's results will be affected, perhaps materially, by general economic conditions, the availability of national government assistance and funding to local transportation authorities, the adoption and implementation of regulations concerning public transportation services, product demand and market acceptance risks, the effect of import, licensing and trade restrictions, the results of implementing the Company's business plan, the impact on the Company of its relationship with its lenders, the plans and prospects of competitors, the impact of competitive products and pricing, currency fluctuations, infringement by third parties of the Company's trade secrets and other intellectual property, the burdens and costs of defending against potential infringement claims against the Company, and our ability to attract and retain personnel. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com